Exhibit 99.1

INVESTOR CONTACT
Jocelyn Kukulka, 469.399.8544
jocelyn.kukulka@texascapitalbank.com

MEDIA CONTACT
Julia Monter, 469.399.8425
julia.monter@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES THIRD QUARTER 2024 RESULTS
Record level of income in fee areas of focus(1)
Quarterly strategic actions include acquisition of $332 million commercial loan portfolio and balance sheet repositioning of the proceeds from $1.2 billion sale of lower-yielding available-for-sale securities into higher yielding securities
Book Value and Tangible Book Value(2) per share both increased 14% year over year, reaching record levels
Capital ratios continue to be strong, including 11.2% CET1 and 15.2% Total Capital
DALLAS - October 17, 2024 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the third quarter of 2024.
Net loss available to common stockholders was $65.6 million, or $1.41 net loss per diluted share, for the third quarter of 2024, compared to net income available to common stockholders of $37.4 million, or $0.80 net income per diluted share, and $57.4 million, or $1.18 per diluted share, for the for the second quarter of 2024 and third quarter of 2023, respectively.
The third quarter of 2024 included a $179.6 million loss on sale of available-for-sale debt securities ($2.92 net loss per diluted share) and restructuring expense of $5.9 million ($0.10 net loss per diluted share), partially offset by a $651,000 release of Federal Deposit Insurance Corporation (“FDIC”) special assessment accrual ($0.01 net income per diluted share).
“We achieved significant financial milestones this quarter as our multi-year transformation is increasingly delivering financial outcomes consistent with realized success delivering our proven and differentiated strategy,” said Rob C. Holmes, President and CEO. “Our current business momentum coupled with our sustained leading capital and liquidity levels positions us well to effectively drive execution through 2025.”

FINANCIAL RESULTS
(dollars and shares in thousands)
	3rd Quarter	2nd Quarter	3rd Quarter
	2024	2024	2023
OPERATING RESULTS
Net income/(loss)	$(61,319)	$41,662	$61,679
Net income/(loss) available to common stockholders	$(65,632)	$37,350	$57,366
Diluted earnings/(loss) per common share	$(1.41)	$0.80	$1.18
Diluted common shares	46,609	46,872	48,529
Return on average assets	(0.78)%	0.56%	0.81%
Return on average common equity	(8.87)%	5.26%	8.08%

BALANCE SHEET
Loans held for investment	$16,764,512	$16,700,569	$16,183,882
Loans held for investment, mortgage finance	5,529,659	5,078,161	4,429,489
Total loans held for investment	22,294,171	21,778,730	20,613,371
Loans held for sale	9,022	36,785	155,073
Total assets	31,629,299	29,854,994	29,628,249
Non-interest bearing deposits	9,070,804	7,987,715	9,352,883
Total deposits	25,865,255	23,818,327	23,878,978
Stockholders’ equity	3,354,044	3,175,601	3,077,700

(1)    Fee areas of focus include service charges on deposit accounts, wealth managment and trust fee income, investment banking and advisory fees and trading income.
(2)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

THIRD QUARTER 2024 COMPARED TO SECOND QUARTER 2024
For the third quarter of 2024, net loss available to common stockholders was $65.6 million, or $1.41 net loss per diluted share, compared to net income available to common stockholders of $37.4 million, or $0.80 net income per diluted share, for the second quarter of 2024. The net loss for the third quarter of 2024 resulted primarily from the $179.6 million loss on the sale of available-for-sale debt securities ($2.92 net loss per diluted share).
Provision for credit losses for the third quarter of 2024 was $10.0 million, compared to $20.0 million for the second quarter of 2024. The $10.0 million provision for credit losses recorded in the third quarter of 2024 resulted primarily from growth in total loans held for investment (“LHI”) and $6.1 million in net charge-offs.
Net interest income was $240.1 million for the third quarter of 2024, compared to $216.6 million for the second quarter of 2024, as increases in average earning assets and yields on average earning assets were partially offset by an increase in average interest bearing deposits. Net interest margin for the third quarter of 2024 was 3.16%, an increase of 15 basis points from the second quarter of 2024. LHI, excluding mortgage finance, yields increased 1 basis point from the second quarter of 2024 and LHI, mortgage finance, yields increased 26 basis points from the second quarter of 2024. Total cost of deposits was 2.94% for the third quarter of 2024, a 5 basis point decrease from the second quarter of 2024.
Non-interest income for the third quarter of 2024 decreased $165.2 million compared to the second quarter of 2024, primarily due to the $179.6 million loss on sale of available-for-sale debt securities recognized during the third quarter of 2024, partially offset by increases in investment banking and advisory fees and other non-interest income.
Non-interest expense for the third quarter of 2024 increased $6.9 million, or 4%, compared to the second quarter of 2024, primarily due to increases in salaries and benefits, occupancy expense and communications and technology expense, partially offset by decreases in FDIC assessment expense and other non-interest expense. The third quarter of 2024 included restructuring expenses of $2.4 million recorded in salaries and benefits, $476,000 recorded in occupancy expense and $3.1 million recorded in communications and technology expense. The third quarter of 2024 also included a $651,000 release of FDIC special assessment accrual.
THIRD QUARTER 2024 COMPARED TO THIRD QUARTER 2023
Net loss available to common stockholders was $65.6 million, or $1.41 net loss per diluted share, for the third quarter of 2024, compared to net income available to common stockholders of $57.4 million, or $1.18 net income per diluted share, for the third quarter of 2023.
The third quarter of 2024 included a $10.0 million provision for credit losses, reflecting growth in total LHI and $6.1 million in net charge-offs, compared to an $18.0 million provision for the third quarter of 2023.
Net interest income increased to $240.1 million for the third quarter of 2024, compared to $232.1 million for the third quarter of 2023, primarily due to increases in average total LHI and yields on average earning assets, partially offset by an increase in average interest bearing liabilities. Net interest margin increased 3 basis points to 3.16% for the third quarter of 2024 compared to the third quarter of 2023. LHI, excluding mortgage finance, yields increased 12 basis points compared to the third quarter of 2023 and LHI, mortgage finance yields decreased 9 basis points from the third quarter of 2023. Total cost of deposits increased 32 basis points compared to the third quarter of 2023.
Non-interest income for the third quarter of 2024 decreased $161.6 million compared to the third quarter of 2023. The decrease was primarily due to the $179.6 million loss on sale of available-for-sale debt securities recognized during the third quarter of 2024, partially offset by increases in investment banking and advisory fees and other non-interest income.
Non-interest expense for the third quarter of 2024 increased $15.4 million, or 9%, compared to the third quarter of 2023, primarily due to increases in salaries and benefits, occupancy expense and communications and technology expense, partially offset by decreases in legal and professional expense.
CREDIT QUALITY
Net charge-offs of $6.1 million were recorded during the third quarter of 2024, compared to net charge-offs of $12.0 million and $8.9 million during the second quarter of 2024 and the third quarter of 2023, respectively. Criticized loans totaled $897.7 million at September 30, 2024, compared to $859.7 million at June 30, 2024 and $677.4 million at September 30, 2023. Non-accrual LHI totaled $89.0 million at September 30, 2024, compared to $85.0 million at June 30, 2024 and $63.1 million at September 30, 2023. The ratio of non-accrual LHI to total LHI for the third quarter of 2024 was 0.40%, compared to 0.39% for the second quarter of 2024 and 0.31% for the third quarter of 2023. The ratio of total allowance for credit losses to total LHI was 1.43% at September 30, 2024, compared to 1.44% and 1.41% at June 30, 2024 and September 30, 2023, respectively.
REGULATORY RATIOS AND CAPITAL
All regulatory ratios continue to be in excess of “well capitalized” requirements as of September 30, 2024. CET1, tier 1 capital, total capital and leverage ratios were 11.2%, 12.6%, 15.2% and 11.4%, respectively, at September 30, 2024, compared to 11.6%, 13.1%, 15.7% and 12.2%, respectively, at June 30, 2024 and 12.7%, 14.3%, 17.1% and 12.1%, respectively, at September 30, 2023. At

September 30, 2024, our ratio of tangible common equity to total tangible assets was 9.7%, compared to 9.6% at June 30, 2024 and 9.4% at September 30, 2023.
About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, the parent company of Texas Capital Bank d/b/a Texas Capital, is a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs and individual customers. Founded in 1998, the institution is headquartered in Dallas with offices in Austin, Houston, San Antonio, and Fort Worth, and has built a network of clients across the country. With the ability to service clients through their entire lifecycles, Texas Capital has established commercial banking, consumer banking, investment banking and wealth management capabilities.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, TCBI’s financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, trends, guidance, expectations and future plans.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Numerous risks and other factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there can be no assurance that any list of risks is complete, important risks and other factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to: economic or business conditions in Texas, the United States or globally that impact TCBI or its customers; negative credit quality developments arising from the foregoing or other factors; TCBI’s ability to effectively manage its liquidity and maintain adequate regulatory capital to support its businesses; TCBI’s ability to pursue and execute upon growth plans, whether as a function of capital, liquidity or other limitations; TCBI’s ability to successfully execute its business strategy, including its strategic plan and developing and executing new lines of business and new products and services; the extensive regulations to which TCBI is subject and its ability to comply with applicable governmental regulations, including legislative and regulatory changes; TCBI’s ability to effectively manage information technology systems, including third party vendors, cyber or data privacy incidents or other failures, disruptions or security breaches; elevated or further changes in interest rates, including the impact of interest rates on TCBI’s securities portfolio and funding costs, as well as related balance sheet implications stemming from the fair value of our assets and liabilities; the effectiveness of TCBI’s risk management processes strategies and monitoring; fluctuations in commercial and residential real estate values, especially as they relate to the value of collateral supporting TCBI’s loans; the failure to identify, attract and retain key personnel and other employees; increased or expanded competition from banks and other financial service providers in TCBI’s markets; adverse developments in the banking industry and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments, including in the context of regulatory examinations and related findings and actions; negative press and social media attention with respect to the banking industry or TCBI, in particular; claims, litigation or regulatory investigations and actions that TCBI may become subject to; severe weather, natural disasters, climate change, acts of war, terrorism, global conflict (including those already reported by the media, as well as others that may arise), or other external events, as well as related legislative and regulatory initiatives; and the risks and factors more fully described in TCBI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents and filings with the SEC. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2024	2024	2024	2023	2023
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$452,533	$422,068	$417,378	$417,072	$425,769
Interest expense	212,431	205,486	202,369	202,355	193,698
Net interest income	240,102	216,582	215,009	214,717	232,071
Provision for credit losses	10,000	20,000	19,000	19,000	18,000
Net interest income after provision for credit losses	230,102	196,582	196,009	195,717	214,071
Non-interest income	(114,771)	50,424	41,319	31,133	46,872
Non-interest expense	195,324	188,409	202,393	201,385	179,891
Income/(loss) before income taxes	(79,993)	58,597	34,935	25,465	81,052
Income tax expense/(benefit)	(18,674)	16,935	8,793	5,315	19,373
Net income/(loss)	(61,319)	41,662	26,142	20,150	61,679
Preferred stock dividends	4,313	4,312	4,313	4,312	4,313
Net income/(loss) available to common stockholders	$(65,632)	$37,350	$21,829	$15,838	$57,366
Diluted earnings/(loss) per common share	$(1.41)	$0.80	$0.46	$0.33	$1.18
Diluted common shares	46,608,742	46,872,498	47,711,192	48,097,517	48,528,698

CONSOLIDATED BALANCE SHEET DATA
Total assets	$31,629,299	$29,854,994	$29,180,585	$28,356,266	$29,628,249
Loans held for investment	16,764,512	16,700,569	16,677,691	16,362,230	16,183,882
Loans held for investment, mortgage finance	5,529,659	5,078,161	4,153,313	3,978,328	4,429,489
Loans held for sale	9,022	36,785	37,750	44,105	155,073
Interest bearing cash and cash equivalents	3,894,537	2,691,352	3,148,157	3,042,357	3,975,860
Investment securities	4,405,520	4,388,976	4,414,280	4,143,194	4,069,717
Non-interest bearing deposits	9,070,804	7,987,715	8,478,215	7,328,276	9,352,883
Total deposits	25,865,255	23,818,327	23,954,037	22,371,839	23,878,978
Short-term borrowings	1,035,000	1,675,000	750,000	1,500,000	1,400,000
Long-term debt	660,172	659,997	859,823	859,147	858,471
Stockholders’ equity	3,354,044	3,175,601	3,170,662	3,199,142	3,077,700

End of period shares outstanding	46,207,757	46,188,078	46,986,275	47,237,912	48,015,003
Book value per share	$66.09	$62.26	$61.10	$61.37	$57.85
Tangible book value per share(1)	$66.06	$62.23	$61.06	$61.34	$57.82

SELECTED FINANCIAL RATIOS
Net interest margin	3.16%	3.01%	3.03%	2.93%	3.13%
Return on average assets	(0.78)%	0.56%	0.36%	0.27%	0.81%
Return on average common equity	(8.87)%	5.26%	3.03%	2.25%	8.08%
Non-interest income to average earning assets	(1.52)%	0.71%	0.59%	0.43%	0.64%
Efficiency ratio(2)	155.8%	70.6%	79.0%	81.9%	64.5%
Non-interest expense to average earning assets	2.59%	2.65%	2.89%	2.79%	2.46%
Common equity to total assets	9.7%	9.6%	9.8%	10.2%	9.4%
Tangible common equity to total tangible assets(3)	9.7%	9.6%	9.8%	10.2%	9.4%
Common Equity Tier 1	11.2%	11.6%	12.4%	12.6%	12.7%
Tier 1 capital	12.6%	13.1%	13.9%	14.2%	14.3%
Total capital	15.2%	15.7%	16.6%	17.1%	17.1%
Leverage	11.4%	12.2%	12.4%	12.2%	12.1%
(1)     Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(2)    Non-interest expense divided by the sum of net interest income and non-interest income.
(3)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	September 30, 2024	September 30, 2023	% Change
Assets
Cash and due from banks	$297,048	$216,916	37%
Interest bearing cash and cash equivalents	3,894,537	3,975,860	(2)%
Available-for-sale debt securities	3,518,662	3,147,865	12%
Held-to-maturity debt securities	812,432	881,352	(8)%
Equity securities	74,426	40,500	84%
Investment securities	4,405,520	4,069,717	8%
Loans held for sale	9,022	155,073	(94)%
Loans held for investment, mortgage finance	5,529,659	4,429,489	25%
Loans held for investment	16,764,512	16,183,882	4%
Less: Allowance for credit losses on loans	273,143	244,902	12%
Loans held for investment, net	22,021,028	20,368,469	8%
Premises and equipment, net	81,577	31,050	163%
Accrued interest receivable and other assets	919,071	809,668	14%
Goodwill and intangibles, net	1,496	1,496	—%
Total assets	$31,629,299	$29,628,249	7%

Liabilities and Stockholders’ Equity
Liabilities:
Non-interest bearing deposits	$9,070,804	$9,352,883	(3)%
Interest bearing deposits	16,794,451	14,526,095	16%
Total deposits	25,865,255	23,878,978	8%
Accrued interest payable	18,679	31,149	(40)%
Other liabilities	696,149	381,951	82%
Short-term borrowings	1,035,000	1,400,000	(26)%
Long-term debt	660,172	858,471	(23)%
Total liabilities	28,275,255	26,550,549	6%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 300,000 shares issued at September 30, 2024 and 2023	300,000	300,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 51,494,260 and 51,110,447 at September 30, 2024 and 2023, respectively	515	511	1%
Additional paid-in capital	1,054,614	1,039,074	1%
Retained earnings	2,428,940	2,419,555	—%
Treasury stock - 5,286,503 and 3,095,444 shares at cost at September 30, 2024 and 2023, respectively	(301,868)	(175,528)	72%
Accumulated other comprehensive loss, net of taxes	(128,157)	(505,912)	(75)%
Total stockholders’ equity	3,354,044	3,077,700	9%
Total liabilities and stockholders’ equity	$31,629,299	$29,628,249	7%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest income
Interest and fees on loans	$361,407	$345,138	$1,037,537	$975,443
Investment securities	38,389	27,070	104,117	79,840
Interest bearing cash and cash equivalents	52,737	53,561	150,325	157,568
Total interest income	452,533	425,769	1,291,979	1,212,851
Interest expense
Deposits	190,255	160,117	547,135	417,602
Short-term borrowings	13,784	19,576	39,316	52,573
Long-term debt	8,392	14,005	33,835	43,270
Total interest expense	212,431	193,698	620,286	513,445
Net interest income	240,102	232,071	671,693	699,406
Provision for credit losses	10,000	18,000	49,000	53,000
Net interest income after provision for credit losses	230,102	214,071	622,693	646,406
Non-interest income
Service charges on deposit accounts	6,307	5,297	18,557	15,477
Wealth management and trust fee income	4,040	3,509	11,306	10,653
Brokered loan fees	2,400	2,532	6,442	6,842
Investment banking and advisory fees	34,753	23,099	78,225	56,764
Trading income	5,786	6,092	16,148	18,693
Available-for-sale debt securities gains/(losses), net	(179,581)	—	(179,581)	489
Other	11,524	6,343	25,875	21,368
Total non-interest income	(114,771)	46,872	(23,028)	130,286
Non-interest expense
Salaries and benefits	121,138	110,010	368,705	351,730
Occupancy expense	12,937	9,910	33,340	29,011
Marketing	5,863	4,757	17,895	20,168
Legal and professional	11,135	17,614	38,603	47,797
Communications and technology	25,951	19,607	69,078	57,655
Federal Deposit Insurance Corporation insurance assessment	4,906	5,769	18,897	11,632
Other	13,394	12,224	39,608	37,569
Total non-interest expense	195,324	179,891	586,126	555,562
Income/(loss) before income taxes	(79,993)	81,052	13,539	221,130
Income tax expense/(benefit)	(18,674)	19,373	7,054	52,139
Net income/(loss)	(61,319)	61,679	6,485	168,991
Preferred stock dividends	4,313	4,313	12,938	12,938
Net income/(loss) available to common stockholders	$(65,632)	$57,366	$(6,453)	$156,053

Basic earnings/(loss) per common share	$(1.42)	$1.19	$(0.14)	$3.24
Diluted earnings/(loss) per common share	$(1.41)	$1.18	$(0.14)	$3.20

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2024	2024	2024	2023	2023
Allowance for credit losses on loans:
Beginning balance	$267,297	$263,962	$249,973	$244,902	$237,343
Allowance established for acquired purchase credit deterioration loans	2,579	—	—	—	—
Loans charged-off:
Commercial	6,120	9,997	7,544	8,356	13,246
Commercial real estate	262	2,111	3,325	5,500	—
Consumer	30	—	—	—	41
Total charge-offs	6,412	12,108	10,869	13,856	13,287
Recoveries:
Commercial	329	153	105	15	4,346
Commercial real estate	—	—	—	4	—
Consumer	—	—	—	—	—
Total recoveries	329	153	105	19	4,346
Net charge-offs	6,083	11,955	10,764	13,837	8,941
Provision for credit losses on loans	9,350	15,290	24,753	18,908	16,500
Ending balance	$273,143	$267,297	$263,962	$249,973	$244,902

Allowance for off-balance sheet credit losses:
Beginning balance	$45,319	$40,609	$46,362	$46,270	$44,770
Provision for off-balance sheet credit losses	650	4,710	(5,753)	92	1,500
Ending balance	$45,969	$45,319	$40,609	$46,362	$46,270

Total allowance for credit losses	$319,112	$312,616	$304,571	$296,335	$291,172
Total provision for credit losses	$10,000	$20,000	$19,000	$19,000	$18,000

Allowance for credit losses on loans to total loans held for investment	1.23%	1.23%	1.27%	1.23%	1.19%
Allowance for credit losses on loans to average total loans held for investment	1.24%	1.27%	1.32%	1.24%	1.17%
Net charge-offs to average total loans held for investment(1)	0.11%	0.23%	0.22%	0.27%	0.17%
Net charge-offs to average total loans held for investment for last 12 months(1)	0.20%	0.22%	0.20%	0.25%	0.26%
Total provision for credit losses to average total loans held for investment(1)	0.18%	0.38%	0.38%	0.37%	0.34%
Total allowance for credit losses to total loans held for investment	1.43%	1.44%	1.46%	1.46%	1.41%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2024	2024	2024	2023	2023
Non-accrual loans held for investment	$88,960	$85,021	$92,849	$81,398	$63,129
Non-accrual loans held for sale(1)	—	—	9,250	—	—
Other real estate owned	—	—	—	—	—
Total non-performing assets	$88,960	$85,021	$102,099	$81,398	$63,129

Non-accrual loans held for investment to total loans held for investment	0.40%	0.39%	0.45%	0.40%	0.31%
Total non-performing assets to total assets	0.28%	0.28%	0.35%	0.29%	0.21%
Allowance for credit losses on loans to non-accrual loans held for investment	3.1x	3.1x	2.8x	3.1x	3.9x
Total allowance for credit losses to non-accrual loans held for investment	3.6x	3.7x	3.3x	3.6x	4.6x

Loans held for investment past due 90 days and still accruing	$5,281	$286	$3,674	$19,523	$4,602
Loans held for investment past due 90 days to total loans held for investment	0.02%	—%	0.02%	0.10%	0.02%
Loans held for sale past due 90 days and still accruing	$—	$64	$147	$—	$—
(1)    First quarter 2024 includes one non-accrual loan previously reported in loans held for investment that was transferred at fair value to held for sale as of March 31, 2024.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2024	2024	2023	2023	2023
Interest income
Interest and fees on loans	$361,407	$345,251	$330,879	$325,210	$345,138
Investment securities	38,389	33,584	32,144	28,454	27,070
Interest bearing deposits in other banks	52,737	43,233	54,355	63,408	53,561
Total interest income	452,533	422,068	417,378	417,072	425,769
Interest expense
Deposits	190,255	181,280	175,600	170,173	160,117
Short-term borrowings	13,784	12,749	12,783	18,069	19,576
Long-term debt	8,392	11,457	13,986	14,113	14,005
Total interest expense	212,431	205,486	202,369	202,355	193,698
Net interest income	240,102	216,582	215,009	214,717	232,071
Provision for credit losses	10,000	20,000	19,000	19,000	18,000
Net interest income after provision for credit losses	230,102	196,582	196,009	195,717	214,071
Non-interest income
Service charges on deposit accounts	6,307	5,911	6,339	5,397	5,297
Wealth management and trust fee income	4,040	3,699	3,567	3,302	3,509
Brokered loan fees	2,400	2,131	1,911	2,076	2,532
Investment banking and advisory fees	34,753	25,048	18,424	6,906	23,099
Trading income	5,786	5,650	4,712	3,819	6,092
Available-for-sale debt securities gains/(losses), net	(179,581)	—	—	—	—
Other	11,524	7,985	6,366	9,633	6,343
Total non-interest income	(114,771)	50,424	41,319	31,133	46,872
Non-interest expense
Salaries and benefits	121,138	118,840	128,727	107,970	110,010
Occupancy expense	12,937	10,666	9,737	9,483	9,910
Marketing	5,863	5,996	6,036	5,686	4,757
Legal and professional	11,135	11,273	16,195	17,127	17,614
Communications and technology	25,951	22,013	21,114	23,607	19,607
Federal Deposit Insurance Corporation insurance assessment	4,906	5,570	8,421	25,143	5,769
Other	13,394	14,051	12,163	12,369	12,224
Total non-interest expense	195,324	188,409	202,393	201,385	179,891
Income/(loss) before income taxes	(79,993)	58,597	34,935	25,465	81,052
Income tax expense/(benefit)	(18,674)	16,935	8,793	5,315	19,373
Net income/(loss)	(61,319)	41,662	26,142	20,150	61,679
Preferred stock dividends	4,313	4,312	4,313	4,312	4,313
Net income/(loss) available to common shareholders	$(65,632)	$37,350	$21,829	$15,838	$57,366

TEXAS CAPITAL BANCSHARES, INC.
TAXABLE EQUIVALENT NET INTEREST INCOME ANALYSIS (UNAUDITED)(1)
(dollars in thousands)
	3rd Quarter 2024			2nd Quarter 2024			1st Quarter 2024			4th Quarter 2023			3rd Quarter 2023
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Investment securities(2)	$4,314,834	$38,389	3.34%	$4,427,023	$33,584	2.80%	$4,299,368	$32,144	2.77%	$4,078,975	$28,454	2.48%	$4,204,749	$27,070	2.33%
Interest bearing cash and cash equivalents	3,958,843	52,737	5.30%	3,273,069	43,233	5.31%	4,051,627	54,355	5.40%	4,637,374	63,408	5.42%	3,965,045	53,561	5.36%
Loans held for sale	23,793	565	9.44%	28,768	683	9.55%	51,164	1,184	9.31%	29,071	672	9.17%	31,878	647	8.06%
Loans held for investment, mortgage finance(4)	5,152,317	54,371	4.20%	4,357,288	42,722	3.94%	3,517,707	31,455	3.60%	3,946,280	33,709	3.39%	4,697,702	50,813	4.29%
Loans held for investment(3)(4)	16,792,446	306,541	7.26%	16,750,788	301,910	7.25%	16,522,089	298,306	7.26%	16,164,233	290,897	7.14%	16,317,324	293,750	7.14%
Less: Allowance for credit losses on loans	266,915	—	—	263,145	—	—	249,936	—	—	244,287	—	—	238,883	—	—
Loans held for investment, net	21,677,848	360,912	6.62%	20,844,931	344,632	6.65%	19,789,860	329,761	6.70%	19,866,226	324,606	6.48%	20,776,143	344,563	6.58%
Total earning assets	29,975,318	452,603	5.96%	28,573,791	422,132	5.86%	28,192,019	417,444	5.88%	28,611,646	417,140	5.69%	28,977,815	425,841	5.75%
Cash and other assets	1,239,855			1,177,061			1,058,463			1,120,354			1,106,031
Total assets	$31,215,173			$29,750,852			$29,250,482			$29,732,000			$30,083,846

Liabilities and Stockholders’ Equity
Transaction deposits	$1,988,688	$15,972	3.20%	$2,061,622	$16,982	3.31%	$2,006,493	$16,858	3.38%	$1,972,324	$15,613	3.14%	$1,755,451	$13,627	3.08%
Savings deposits	12,240,616	147,770	4.80%	11,981,668	143,173	4.81%	11,409,677	136,790	4.82%	11,043,155	132,801	4.77%	10,858,306	127,323	4.65%
Time deposits	2,070,537	26,513	5.09%	1,658,899	21,125	5.12%	1,719,325	21,952	5.14%	1,716,812	21,759	5.03%	1,610,235	19,167	4.72%
Total interest bearing deposits	16,299,841	190,255	4.64%	15,702,189	181,280	4.64%	15,135,495	175,600	4.67%	14,732,291	170,173	4.58%	14,223,992	160,117	4.47%
Short-term borrowings	1,012,608	13,784	5.42%	927,253	12,749	5.53%	912,088	12,783	5.64%	1,257,609	18,069	5.70%	1,393,478	19,576	5.57%
Long-term debt	660,098	8,392	5.06%	778,401	11,457	5.92%	859,509	13,986	6.54%	858,858	14,113	6.52%	858,167	14,005	6.47%
Total interest bearing liabilities	17,972,547	212,431	4.70%	17,407,843	205,486	4.75%	16,907,092	202,369	4.81%	16,848,758	202,355	4.76%	16,475,637	193,698	4.66%
Non-interest bearing deposits	9,439,020			8,647,594			8,637,775			9,247,491			10,016,579
Other liabilities	558,368			537,754			509,286			541,162			474,869
Stockholders’ equity	3,245,238			3,157,661			3,196,329			3,094,589			3,116,761
Total liabilities and stockholders’ equity	$31,215,173			$29,750,852			$29,250,482			$29,732,000			$30,083,846
Net interest income		$240,172			$216,646			$215,075			$214,785			$232,143
Net interest margin			3.16%			3.01%			3.03%			2.93%			3.13%
(1)    Taxable equivalent rates used where applicable.
(2)    Yields on investment securities are calculated using available-for-sale securities at amortized cost.
(3)    Average balances include non-accrual loans.
(4)    In the first quarter of 2024, enhancements were made to our methodology for applying relationship pricing credits to mortgage client loans. To conform to the current period presentation, certain prior period interest income amounts have been reclassified from loans held for investment, mortgage finance to loans held for investment and related yields have been adjusted accordingly.